Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-74937) and Registration Statements (Form S-3 No. 333-84292, Form S-3 No. 333-109978-01 and Form S-3 No. 333-110760-01) of American Airlines, Inc., and in the related Prospectus, of our reports dated February 16, 2004, with respect to the consolidated financial statements and schedule of American Airlines, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Dallas, Texas
February 24, 2004